                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                        Moore Medical Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         Moore Medical Corporation
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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Notes:

               [LETTERHEAD OF MOORE MEDICAL CORP. APPEARS HERE]


                 ---------------------------------------------
                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                 ---------------------------------------------


Dear Shareholder,

  The Annual Meeting of the Shareholders of Moore Medical Corp. will be held at the Renaissance New York Hotel, 714 Seventh Avenue, New York, New York on Wednesday, May 17, 1995 at 11:00 am to:

     (1) elect a Board of six directors; and

     (2) act on such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 29, 1995 as the record date for determining shareholders entitled to notice of and vote at the meeting.

                                                        Joseph Greenberger,
                                                        Secretary

April 7, 1995


- - --------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
     Whether or not you plan to attend the meeting, please sign, date and mail the accompanying proxy card.
- - --------------------------------------------------------------------------------

               [LETTERHEAD OF MOORE MEDICAL CORP. APPEARS HERE]


                      -----------------------------------
                              PROXY STATEMENT FOR
                      1995 ANNUAL MEETING OF SHAREHOLDERS
                      -----------------------------------

General Information

  Proxies in the form enclosed are being solicited by the board of directors of Moore Medical Corp. (the "Company") for use at the 1995 Annual Meeting of Shareholders to be held at 11:00 a.m. on Wednesday, May 17, 1995 at the Renaissance New York Hotel, 714 Seventh Avenue, New York, NY or any adjournments thereof (the "Meeting"). Properly executed proxies received prior to or at the Meeting will be voted. If a shareholder specifies how the proxy is to be voted, it will be so voted. If no specification is made, it will be voted FOR the election of the six directors nominated by management. The Company is not aware of any other matter intended to be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the proxy to vote on them in their discretion. There are currently no other matters scheduled to come before the Meeting.

Shares Entitled to Vote

  Holders of record of the Company's Common Stock at the close of business on March 29, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 2,858,799 shares of Common Stock outstanding, each entitled to one vote. This Proxy Statement is being released on or about April 7, 1995 to all holders of Common Stock on the Record Date. The stock ledger of the Company (arranged alphabetically, showing the address of each shareholder entitled to vote at the meeting and the number of shares registered in the shareholder's name) will be available for inspection at the offices of Greenberger & Forman, 1370 Avenue of the Americas, New York, New York 10019, by any shareholder for any purpose germane to the Meeting during ordinary business hours from May 5, 1995 until the Meeting date.

Proxies and Revocation of Proxies

  Execution and delivery of a proxy will not affect a shareholder's right to attend the Meeting and vote in person. A shareholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by execution and delivery of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Meeting, however, will not in and of itself revoke a proxy.

  A shareholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by the shareholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or the shareholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

Cost of Proxy Solicitation

  Brokers, banks and other nominees will be reimbursed by the Company for their out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's Common Stock. D.F. King & Co., Inc. will assist the Company in soliciting proxies, for which it will be paid a fee of $4,000. Solicitations of proxies may, in certain instances, also be made personally or by telephone by directors, officers and a few employees of the Company.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following are believed by the Company to be holders of more than 5% of its outstanding Common Stock and by all Directors and Executive Officers as a group, as of March 1, 1995:

                                             Number of           Percent of
Name and Address:                             Shares             Outstanding
- - ----------------                             ---------           -----------
Wilmer J. Thomas, Jr......................   246,243                8.6%
272 Undermountain Road
Salisbury, CT 06068

All Directors and Executive...............   367,164 (1)           12.8% (1)
Officers as a Group
(9 in number)

(1) Includes 38,250 shares underlying stock options granted to executive officers that are exercisable within 60 days. For information regarding beneficial ownership of the Company's Common Stock by each of its directors and executive officers, see "Certain Information Regarding Management's Nominees" and "Executive Officers".

                             ELECTION OF DIRECTORS

  There are six directors proposed to be elected at the 1995 Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Those six nominees receiving a plurality of votes, assuming that a quorum is present, will be elected.

Nominating Procedures

  The Company's by-laws provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if such shareholder has given written notice of such shareholder's intent to make such nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 60 days before the date of an annual meeting and not less than seven days after the date on which notice of a special meeting is first given to shareholders. Each such notice shall set forth:

     (a) The name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated;
     (b) A representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
     (c) A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the shareholder;
     (d) Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
     (e) The consent of each nominee to serve as a director of the Company if so elected.

       The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Company has not received notice of nominations other than those proposed by management.

Certain Information Regarding Management's Nominees

  The following table gives information as of March 1, 1995 concerning management's nominees. All of management's nominees are now members of the Board of Directors whose current term of office expires at the election of their successors at the Meeting. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the persons named in the proxies will vote for a substitute nominee designated by the Nominating Committee of the Board of Directors.

                                 Principal
                                 Occupation
                                 and Business                  Director    Number    Percent of
Name                     Age     Experience                     since     of Shares  Outstanding
- - ----                     ---     ------------                  --------   ---------  -----------
Mark E. Karp              48     President (Chief                1989      74,401(1)    2.6%
                                 Executive Officer)
                                 since January 1,
                                 1991.  Member of
                                 Executive Committee,
                                 since February
                                 1989.  President
                                 (Chief Operating Officer)
                                 from February 1989 to
                                 January 1991.

Steven Kotler             48     President of Wertheim           1977      15,320(2)     .5%
                                 Schroder & Co.
                                 Incorporated (investment
                                 bankers).  Chairman
                                 of Executive Committee
                                 and member of Audit,
                                 Nominating and Stock
                                 Option Committees.
                                 Director of Del Labora-
                                 tories, Inc. (cosmetics
                                 and drugs); Oak Hill
                                 Sportswear Corporation
                                 (sportswear manufacturer).
                                 A member of the Board of
                                 Governors of the American
                                 Stock Exchange.

Robert H. Steele          56     Senior Vice President of        1981       3,500        .1%
                                 John Ryan Company
                                 (financial marketing)
                                 since 1992.  President of
                                 RHS Consulting, Inc.
                                 (business consulting)
                                 from January 1991-
                                 1992.  Chairman and
                                 CEO of Dollar Dry
                                 Dock Bank from
                                 January 1985 to December
                                 1990.  Director of NLC
                                 Companies (insurance),
                                 Scan Optics, Inc. (data
                                 entry equipment), and the
                                 New York Mercantile Exchange.

Peter C. Sutro            64     Retired.  From 1987 to          1979          --        --
                                 1991, President of M.P.I.
                                 Satellite (Italia) S.p.A.
                                 (marketing and importing
                                 of satellite television
                                 reception equipment to
                                 Europe).  Director of Oak
                                 Hill Sportswear Corporation.

Wilmer J. Thomas, Jr.     68     Private investor and            1979     246,243       8.6%
                                 financial consultant.
                                 Member of Executive,
                                 Audit, Nominating and
                                 Stock Option Committees.
                                 Director, Vice Chairmen
                                 and Treasurer of Inter-
                                 national Controls Corp.
                                 since 1989 and prior
                                 thereto director of Checker
                                 Motors Corp. (automotive
                                 parts and trailers).
                                 Director of Oak Hill
                                 Sportswear Corporation.

Daniel K. Wassong         63     Chairman, President and         1994       1,000        --
                                 Chief Executive Officer of
                                 Del Laboratories, Inc.
                                 (cosmetics and drugs)
                                 since 1992; and
                                 President and Chief Executive
                                 Officer thereof from
                                 1968-1992.  Director
                                 of Southern Union Company
                                 (gas utility).

(1) Includes 5,000 shares owned by Mr. Karp that are subject to forfeiture and 20,000 shares underlying options that are exercisable within sixty days. (See "Employment Agreement and Change of Control Arrangement.")
(2) Excludes 300 shares owned by Mr. Kotler's wife, in which he disclaims a beneficial interest.

Meetings of Board and Committees

  The Board of Directors held four meetings during 1994. Mr. Wassong attended less than 75% of those meetings. The Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has all the authority which, under the Delaware General Corporation Law, may be delegated to such a Committee; it has also been delegated the functions of a Compensation Committee. The Executive Committee held four formal meetings and several informal meetings during 1994. The Audit Committee recommends the firm of independent public accountants to be engaged as the Company's auditors and participates in such accounting reviews as it deems appropriate. It held two meetings during 1994. The Stock Option Committee is authorized to award stock options. It held two meetings during 1994. The Nominating Committee recommends to the Board management's nominees for election as directors. The Nominating Committee held two meetings during 1994.

Fees Paid to Directors

  A director who is not also a salaried officer is paid a fee of $8,000 per annum plus $1,000 for each Board meeting attended. A member of the Executive Committee who is not a salaried officer is paid an additional $1,000 per annum for services in such capacity. A member of the Audit Committee who is not a salaried officer is paid another $2,000 per annum for services in such capacity. In addition, in 1994, Mr. Kotler received $50,000 as Chairman of the Executive Committee, and Mr. Thomas received $50,000 under a consulting arrangement with the Company pursuant to which Mr. Thomas consults with the Company's senior officers with respect to financial and transactional matters.

Executive Officers

  The Company has three executive officers other than the Chief Executive Officer. Their ages, business experience over the last five years and the number of shares of the Company's Common Stock owned by each of them as of March 1, 1995, are set forth below:

                                Business                             Number   Percent of
Name                    Age     Experience                         of Shares  Outstanding
- - ----                    ---     ----------                         ---------  -----------
John E. Dillaway         39     Senior Vice President -            6,450(1)       .2%
                                Sales and Marketing since
                                1994; Vice President -
                                Sales and Marketing
                                from 1990-1994.

Kenneth S. Kollmeyer     45     Senior Vice President -            6,250(2)       .2%
                                Operations since 1992;
                                Vice President - Distribution,
                                1989-1992.

John A. Murray           51     Vice President and                14,000(3)       .5%
                                Chief Financial Officer of
                                the Company since 1988.

(1) Includes 6,000 shares underlying stock options that are exercisable within 60 days.
(2) Consists of 6,250 shares underlying stock options that are exercisable within 60 days. Excludes 500 shares owned by Mr. Kollmeyer's wife in which he disclaims beneficial interest.
(3) Includes 6,000 shares underlying stock options that are exercisable within 60 days. Excludes 2,000 shares owned by Mr. Murray's wife in which he disclaims beneficial interest.

Executive Compensation

  The following table summarizes for the Company's fiscal year ended December 31, 1994, and for the two prior fiscal years, compensation earned by the Chief Executive Officer and each executive officer of the Company who served in such capacity on December 31, 1994 and whose total annual compensation exceeded $100,000 in the Company's most recent fiscal year.

                          Summary Compensation Table

                                                                                  Long-Term
                                         Annual Compensation                 Compensation Awards
                                --------------------------------------    ------------------------
                                                                                                      All Other
                                                        Other Annual      Restricted    Securities   Compensation
Name and                                     Bonus($)  Compensation($)      Stock       Underlying       ($)
Principal Position     Year     Salary ($)     (1)           (2)           Award($)     Options(#)       (3)
- - ------------------     ----     ----------   --------  ---------------    ----------    ----------   ------------
Mark E. Karp,          1994     $363,492    $ 54,865     $114,660(4)            --          --         $ 9,085
Chief Executive        1993      346,500      74,324       86,237(4)            --          --          11,572
Officer                1992      335,740     126,500           --         $118,750(5)   50,000(5)       11,391

John E. Dillaway,      1994      136,165      14,104           --               --          --           9,120
Senior Vice
President-Sales
and Marketing(6)

Kenneth S. Kollmeyer,
Senior Vice            1994      152,924      16,796           --               --          --           9,019
President-             1993      141,083      35,315           --               --       4,000(7)        9,849
Operations             1992      120,370      25,627           --               --       3,000(7)        6,707

John A. Murray,        1994      148,774      14,629           --               --          --           8,830
Chief Financial        1993      139,064      31,383           --               --       3,000(7)        9,748
Officer                1992      128,995      28,228           --               --       3,000(7)        6,684

(1) Mr. Karp's bonuses were paid in accordance with his employment agreement and were based on the Company's earnings. Messrs. Dillaway's, Kollmeyer's and Murray's bonuses were paid under a plan which provides managerial and supervisory employees with bonuses based primarily on the Company's earnings.
(2) Other annual compensation was less than 10% of the named executive officer's salary and bonus other than with respect to Mr. Karp for 1993 and 1994.
(3) "All Other Compensation" consists of the Company's contribution to the named officer's retirement account under the Company's defined contribution plan.
(4) Included in Mr. Karp's other annual compensation for 1993 and 1994 is $65,497 and $94,313, respectively, which represents the fair market value of restricted shares of the Company's Common Stock issued to Mr. Karp to compensate him for the Company's contributions that could not be made on his behalf to the Company's qualified retirement plans due to salary limitations imposed by the Internal Revenue Code. No other component of other annual compensation exceeds 25% of the total.
(5) In November 1992, as an inducement to enter into an amended and restated employment agreement, Mr. Karp was issued 10,000 shares of the Company's Common Stock, which are subject to certain restrictions and risks of forfeiture. (See "Employment Agreement and Change of Control Arrangement.") He was also granted options to purchase 50,000 shares of Common Stock, 42,500 of which were granted under the Company's Incentive Stock Option Plan.
(6)  Mr. Dillaway became an executive officer during fiscal year 1994.
(7)  Such options were granted under the Company's Incentive Stock Option Plan.

Employment Agreement and Change of Control Arrangement

  Mark E. Karp has an employment agreement, as amended and restated in November 1992 (the "Employment Agreement"), for a term ending December 31, 1996. Under the Employment Agreement, Mr. Karp's annual base salary is $382,016 for 1995, and it is subject to annual increases of the greater of 5% or the increase in the consumer price index from year to year. The Employment Agreement provides for annual bonuses if the Company's pre-tax earnings, before extraordinary items (as defined in the Employment Agreement), exceed a specified amount. The Employment Agreement also provides that, if there is a change of control (as defined in the Employment Agreement) and Mr. Karp's remaining term of his employment is not extended to at least three years from the change in control or there are certain changes in his duties, the Company will pay Mr. Karp, if he elects to terminate his employment, three times the average of his prior five years' compensation. To induce Mr. Karp to enter into the Employment Agreement, the Company granted him stock options for 50,000 exercisable at $11.75 a share (the closing price on the day of the grant) and issued to him 10,000 shares of restricted Common Stock. Said restricted stock is not transferrable and is subject to forfeiture if Mr. Karp does not remain in the Company's employ until certain dates. The risk of forfeiture and the restriction on transferability terminated with respect to 2,500 shares on each of December 31, 1993 and 1994, and terminates with respect to 2,500 shares on each of December 31, 1995 and 1996. Under the Agreement, Mr. Karp is entitled to receive restricted shares of the Company's Common Stock having a market value approximating the amount the Company would have contributed to Mr. Karp's retirement account if the Company's retirement plans did not have the salary limitations imposed by the Internal Revenue Code for qualified retirement plans.

Defined Benefit Plans

  The Company has a noncontributory, defined benefit pension plan (the "Plan"). Under the Plan, retirement benefits are based on the number of years of service (up to a maximum of 25 years) multiplied by the sum of (i) 1.25% of the employee's average base compensation during the highest consecutive five years, and (ii) 0.6% of such compensation in excess of earnings for Social Security benefits as promulgated in an Internal Revenue Service "Covered Compensation Table Number 1." The Plan is a "Qualified Plan" within the meaning of the Internal Revenue Code. Under Internal Revenue Code guidelines for a qualified plan, no more than $150,000 (as may change from time to time) of cash compensation may be considered in calculating benefits payable under the Plan. Normal retirement is at age 65 and the Plan has a lump-sum payment option.

  The following table shows the estimated annual benefits payable under the Plan upon retirement at age 65 to persons in specified remuneration and years-of-service classifications.


Average Highest
  Consecutive                          Years of Service
   5 Years'         --------------------------------------------------------
 Compensation       10 Years        15 Years        20 Years        25 Years
- - ---------------     --------        --------        --------        --------
   $125,000         $19,795         $29,693         $39,590         $49,488
   $150,000         $24,294         $36,441         $48,588         $60,735

  Mr. Karp will have 41 years of service, Mr. Dillaway will have 43 years of service, Mr. Kollmeyer will have 26 years of service, and Mr. Murray will have 20 years of service, assuming retirement from the Company at age 65.

Stock Options

  No stock options were granted during 1994. The Company has no Stock Appreciation Rights Plan. In its last fiscal year, the Company did not reprice any options that were previously granted.

  The following table sets forth information concerning options exercised during the fiscal year ended December 31, 1994 and the number of unexercised options held by the named executive officers at the end of such fiscal year:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                         Number of Securities
                                                        Underlying Unexercised                  In-the-Money
                     Shares                                   Options at                         Options at
                    Acquired                              Fiscal Year-End (#)                Fiscal Year-End($)
                       On             Value          ------------------------------     ------------------------------
Name               Exercise(#)      Realized($)      Exercisable      Unexercisable     Exercisable      Unexercisable
- - ----               -----------      -----------      -----------      -------------     -----------      -------------
Mark E. Karp,
Chief Executive        --               --             20,000            30,000           $27,500           $41,250
Officer

John E. Dillaway,
Senior Vice
President              --               --              5,250             3,750           $40,684           $16,676

Kenneth S.
Kollmeyer,             --               --              5,500             4,500           $41,308           $18,548
Senior Vice
President

John A. Murray,
Chief Financial     4,000          $12,950              5,250             3,750           $40,684           $16,676
Officer

Compensation Committee Interlocks and Insider Participation

  The members of the Board's Executive Committee, which performs the functions of a compensation committee, are Steven Kotler (Chairman), Mark E. Karp and Wilmer J. Thomas, Jr. Mr. Karp, who is the Company's Chief Executive Officer, did not participate in any of the Executive Committee's discussions of its recommendations to the Board regarding his compensation.

Executive Committee's Compensation Report

  Mr. Karp's 1994 compensation, including bonus, was determined pursuant to the terms of his employment agreement which was amended and restated in November, 1992. (See "Employment Agreement and Change of Control Arrangement.")

  In November 1992, the Executive Committee (the "Committee") recommended to the Board that the Company extend, and the Board approved an extension of, Mr. Karp's employment as Chief Executive Officer for four years, from January 1, 1993 through December 31, 1996, under an amended and restated employment agreement (the "Employment Agreement"). In formulating its recommendation to the Board for the terms of Mr. Karp's Employment Agreement, the Committee considered the recommendation of an executive compensation consultant retained by the Company, the Company's performance under Mr. Karp's tenure as Chief Executive Officer, his prior compensation, the compensation paid to chief executive officers by other companies, and its judgment of compensation terms appropriate to retain his services and motivate his performance for the long-term benefit of the Company. Pursuant to the Committee's recommendation, Mr. Karp's compensation under the Employment Agreement is comprised of a specified base salary, a bonus based on the Company's pre-tax earnings (before certain extraordinary items) exceeding certain specified levels, and an equity participation through a stock award and stock option grants. See "Employment Agreement and Change of Control Arrangement" and "Executive Compensation-Summary Compensation Table."

  Approximately 13% of Mr. Karp's 1994 cash compensation consisted of a bonus determined, pursuant to his employment agreement, by the Company's pre-tax earnings exceeding a specified amount for the year. Mr. Karp's 1994 bonus was, and his future bonuses (if any) will be, directly related to the Company's pre-tax earnings (before certain extraordinary items) exceeding certain specified levels. The value of the shares awarded and the stock options granted to Mr. Karp in connection with the Employment Agreement will be directly related to the stock market performance of the Company's Common Stock.

  The Company relies upon Mr. Karp, its Chief Executive Officer, to establish management compensation levels, including the compensation of the Company's three other executive officers, John E. Dillaway, Kenneth S. Kollmeyer and John
A. Murray, none of whom has an employment agreement. In 1994, each said executive officer's compensation consisted of a salary, and of a bonus based on the Company's bonus plan covering managerial and supervisory personnel. In establishing their salaries, Mr. Karp considered compensation paid to executives by other companies, his judgment of each executive officer's value to the Company compared with that of other employees and each executive officer's performance. Their bonuses were determined pursuant to the bonus plan, under which all executive officers' bonuses were based on the Company's earnings. Such bonuses constituted approximately 9% of the total cash compensation earned by the three executive officers for 1994. See "Executive Compensation-Summary Compensation Table."


                                             Executive Committee:
                                             Mark E. Karp
                                             Steven Kotler
                                             Wilmer J. Thomas, Jr.

Performance Graph

  The graph below compares the cumulative total shareholders' return of the Common Stock of the Company for the last five years with the American Stock Exchange Composite Index and the Standard & Poor's Drug and Proprietary-Wholesale Distribution Index ("S&P Drugs"). The graph plots the value of a $100 investment on December 31, 1989, assuming that all dividends were reinvested.

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
              AMONG MOORE MEDICAL CORP., AMEX INDEX AND S&P DRUGS

                                  Moore
Measurement period               Medical      AMEX         S&P
(Fiscal Year Covered)             Corp.       Index       Drugs
- - ---------------------           --------     --------    --------
Measurement PT -
1989                            $     100    $     100   $     100
1990                            $  44.000    $  81.511   $ 108.007
1991                            $  42.667    $ 104.511   $ 130.091
1992                            $ 160.000    $ 105.616   $ 140.720
1993                            $ 145.333    $ 126.230   $ 166.940
1994                            $ 140.000    $ 114.728   $ 214.957


         SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1996 ANNUAL MEETING

  Shareholders may present proposals for inclusion in the Company's 1996 Proxy Statement provided they are received by the Company no later than December 4, 1995 and are in compliance with applicable Securities and Exchange Commission regulations. Shareholder nominations of persons for election as directors are subject to the notice requirements described above under the caption "Election of Directors -- Nominating Procedures."

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT

  Price Waterhouse LLP is the independent public accountant for the Company. A representative of Price Waterhouse LLP is expected to be present at the 1995 Annual Meeting of Shareholders and will be available to answer appropriate questions.

Dated:  April 7, 1995

A SHAREHOLDER MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994 WITHOUT CHARGE BY WRITING TO: CHIEF FINANCIAL OFFICER, MOORE MEDICAL CORP., P.O. BOX 1500, NEW BRITAIN, CONNECTICUT 06050.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             MOORE MEDICAL CORP. - ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, MAY 17, 1995

     The undersigned hereby appoints JOHN A. MURRAY and JOSEPH GREENBERGER, and each of them, with the power of substitution, and as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held at the Renaissance New York Hotel, 714 Seventh Avenue, New York, New York on May 17, 1995, at 11:00 A.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side.

                        (TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

               FOR              WITHHOLD       NOMINEES:  Mark E. Karp,
           ALL NOMINEES     AUTHORITY TO VOTE             Stephen Kotler,
         (SEE INSTRUCTION)  FOR ALL NOMINEES              Robert H. Steele,
                                                          Peter C. Sutro,
1.ELECTION OF                                             Wilmer J. Thomas, Jr.,
  DIRECTORS     [_]               [_]                     Dan K. Wassong.

Instruction: To withhold authority to vote for any nominee(s), print the name(s) on the line below.

- - --------------------------------------------------------------------------------

2.IN THEIR DISCRETION THE PROXIES
  ARE AUTHORIZED to vote upon
  such OTHER business as may
  properly come before the
  meeting.


The shares represented by this proxy will be voted as directed. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FORTHE ELECTION OF DIRECTORS.

SIGNATURE(S)__________________________________________   DATE _____________

NOTE REGARDING SIGNATURE: Please sign and date as name appears hereon and return promptly. Joint owners should each sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any change in your address alongside the address as it appears hereon.